Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

October 30, 2020

Tractor Supply Company

5401 Virginia Way

Brentwood, TN 37027

Re:    Tractor Supply Company 1.750% Senior Notes due 2030

We have acted as counsel to Tractor Supply Company, a Delaware corporation (the “Company”), in connection with the issuance of $650,000,000 aggregate principal amount of the Company’s 1.750% Senior Notes due 2030 (the “Notes”), pursuant to the Company’s Registration Statement on Form S-3 (File Number: 333-249595) (the “Registration Statement”), including a base prospectus, dated October 22, 2020 (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated October 27, 2020, filed with the Commission on October 28, 2020 pursuant to Rule 424(b) under the Securities Act (collectively with the Base Prospectus, the “Prospectus”).

The Notes are to be issued pursuant to the provisions of an Indenture dated as of October 30, 2020 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture dated as of October 30, 2020 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter called the “Indenture”), each by and between the Company and Regions Bank, as trustee (the “Trustee”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

We have assumed for purposes of this opinion that (a) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the Trustee has the requisite power and authority to execute and deliver and to perform its obligations under each of the Indenture and the Notes; (c) the Trustee has duly authorized, executed and delivered each of the Indenture and the Notes; (d) each of the Indenture and the Notes constitutes a legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (e) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

To the extent our opinion set forth below relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 and N.Y. C.P.L.R. 327(b) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. As to facts material to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

bassberry.com

October 30, 2020

Our opinion set forth herein is limited, to the extent relevant for our opinions herein, to the Delaware General Corporation Law, and to the laws of the State of New York that, in our experience, are applicable to the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinion herein stated or the securities or “blue sky” laws of any other jurisdiction. The opinion expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that the Notes have been duly authenticated by the Trustee in accordance with the Indenture and delivered and paid for by the purchasers thereof, we are of the opinion that the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We express no opinion (i) concerning consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief, (ii) concerning advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (iii) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, (iv) with respect to whether acceleration of the Notes may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (v) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency or (vi) concerning any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others. The opinions rendered in the above paragraph do not include opinions with respect to compliance with laws relating to permissible rates of interest.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through a Current Report on Form 8-K. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Yours very truly,

/s/ Bass, Berry & Sims PLC